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                                                            EXHIBIT NO. 99.1(c)


                    MASSACHUSETTS INVESTORS GROWTH STOCK FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                       OF CLASS P SHARES AS CLASS I SHARES


     The undersigned, being a majority of the Trustees of Massachusetts Investors Growth Stock Fund (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated January 18, 1995 as amended (the "Declaration"), acting pursuant to Section 6.10 of the Declaration, do hereby redesignate the shares previously designated as Class P shares of the Trust as Class I shares.



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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of December, 1996.



A. KEITH BRODKIN                                     CHARLES W. SCHMIDT
------------------------                             ------------------------
A. Keith Brodkin                                     Charles W. Schmidt
76 Farm Road                                         63 Claypit Hill Road
Sherborn, MA  01770                                  Wayland, MA  01778



RICHARD B. BAILEY                                    ARNOLD D. SCOTT
------------------------                             ------------------------
Richard B. Bailey                                    Arnold D. Scott
63 Atlantic Avenue                                   20 Rowes Wharf
Boston, MA  02110                                    Boston, MA  02110



PETER G. HARWOOD
------------------------                             ------------------------
Peter G. Harwood                                     Jeffrey L. Shames
211 Lindsay Pond Road                                36 Lake Avenue
Concord, MA  01742                                   Newton, MA  02159



J. ATWOOD IVES                                       ELAINE R. SMITH
------------------------                             ------------------------
J. Atwood Ives                                       Elaine R. Smith
1 Bennington Road                                    75 Scotch Pine Road
Lexington, MA  02173                                 Weston, MA  02193



LAWRENCE T. PERERA                                   DAVID B. STONE
------------------------                             ------------------------
Lawrence T. Perera                                   David B. Stone
18 Marlborough Street                                282 Beacon Street
Boston, MA  02116                                    Boston, MA  02116



WILLIAM J. POORVU
------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138